Exhibit 10.8

Exclusive Services Agreement

By

and

between

Shanghai New E-Media Advertising Co., Ltd.

And

Kendall (Shanghai) Technology Development Co., Ltd.

March 13, 2009

Exclusive Services Agreement

This EXCLUSIVE SERVICES AGREEMENT (this “Agreement”), dated March 13, 2009, is made by and between:

Shanghai New E-Media Advertising Co., Ltd. (“Party A”)
Registered address:	Room 305B, Block 3, 33 Leshanlu
Legal representative:	Fangjun Yan

And

Kendall (Shanghai) Technology Development Co., Ltd. (“Party B”)
Registered address:	Room 2002, 211 Shimenyilu, Jing’an District, Shanghai;
Legal representative:	Fangjun Yan

(each of the above mentioned parties individually, a “Party”; collectively, the “Parties”)

RECITAL

WHEREAS, Party A is a company with limited liabilities duly registered and incorporated, and validly existing in Shanghai, PRC, mainly engaged in the design, manufacture, agency and publishing of various kinds of advertisements;

WHEREAS, Party B is a wholly foreign owned enterprise duly registered and incorporated, and validly existing in Shanghai, PRC, the business scope of which includes investment consulting, economic and trading information consulting, enterprise management consulting, market management consulting and marketing strategy planning;

WHEREAS, Party A requests Party B to provide it with services related to it business (as defined below), and Party B intends to provide such services to Party A.

NOW, THEREFORE, the Parties agree as follows through negotiations:

1.             DEFINITIONS

1.1           Unless otherwise specified in this Agreement or required in the context, in this Agreement:

“Party A’s Business” means the business activities operated and developed by Party A currently and throughout the term of this Agreement, including without limitation, network advertising, and the design, manufacture, agency and publishing of all kinds of advertisements under Party A’s operation.

“Services” means the services exclusively provided by Party B within its scope of business to Party A in relation to Party A’s Business, including without limitation:

(1)           granting of license to Party A to use related software to which Party B holds legal ownership, and required by Party A’s business;

(2)           provision to Party A with the information technology/overall operation and solution plan with respect to operation management, required by Party A’s business;

(3)           daily management, maintenance and update of the hardware equipment and database system/software resources and customer resources;

(4)           development, maintenance and update of software necessary to Party A’s Business;

(5)           training of Party A’s related employees;

(6)           assistance to Party A with respect to related information collection/related industrial investigation and research;

(7)           marketing consulting, assets (including without limitation, tangible assets and intangible assets such as trademark, technology, good-will, public relations) management consulting;

(8)           personnel management and internal administrative management consulting;

(9)           consulting services and operation of other business related to consulting;

(10)         other related services required by Party A from time to time.

“Annual Business Plan” means Party A’s Business development plan and budget report for the next calendar year prepared by Party A before November 30 of each calendar year in accordance with this Agreement and with the assistance from Party B.

“Services Fee” means all the fees to be paid by Party A to Party B for the Services provided by Party B hereunder, in accordance with the Article 3 hereof.

“Equipment” means any equipment owned by or purchased by Party B from time to time from purpose of providing the Services hereunder.

“Business Related Technology” means any and all software and technology developed by Party A based on the Services provided by Party B hereunder, related to Party A’s Business;

“Customer Information” has the meaning given by the Section 6.1 hereof.

“Confidential Information” has the meaning given by the Section 6.2 hereof.

“Breaching Party” has the meaning given by the Section 11.1 hereof.

“Default” has the meaning given by the Section 11.1 hereof.

“Such Party’s Rights” has the meaning given by the Section 13.5 hereof.

1.2           Any reference to any law or regulation (“Laws”) herein include:

(1)           any of its amendments, changes, supplements or reenactments that is effective prior to or after the date of this Agreement, and;

(2)           any other decisions, circulars and regulations which are issued under or otherwise effective for such Laws.

1.3           Unless otherwise required in the context, any reference to any article, section, item or paragraph in this Agreement means the corresponding article, section, item or paragraph of this Agreement.

2.             SERVICES

2.1           Party B shall diligently deliver the Services to Party A according to the needs of Party A’s Business during the term of this Agreement.

2.2           For purpose of providing high-quality Services, Party B will grant Party A the right to use the computer and network hardware Equipment necessary to Party A’s Business.

2.3           Party B shall be equipped with various kinds of Equipment and personnel necessary for its provision of Services, and purchase, add new Equipment and personnel according to Party A’s Annual Business Plan and Party A’s reasonable requirement, to satisfy the needs of Party B for providing Party A with high-quality Services in accordance with this Agreement.

2.4           For purpose of provision of Services according to this Agreement, Party B shall maintain necessary communication with Party A in order to exchange the information related to Party A’s Business.

2.5           Notwithstanding the other provisions in this Agreement, Party B has the right to appoint any third party to provide any or all Services hereunder or on its behalf to perform its obligations hereunder. Party A hereby agrees that Party B is entitled to assign its rights and obligations hereunder to any third party.

3.             EXPENSES

3.1           Party A shall pay Party B the Services Fee in the following way for the Services provided by Party B in accordance with this Agreement:

3.1.1        Fixed Services Fee of RMB[ ]/month;

3.1.2        Performance bonus equivalent to [ ]% of the balance of income from Party A’s Business for the year after deducting the costs of Party A’s Business recognized by the Parties; and

3.1.3        Services Fees otherwise confirmed by the Parties for specific technical services and consulting services provided by Party B according Party A’s requirement from time to time.

3.2           Party B may require Party A to compensate it for the depreciation of the Equipment provided to Party A by it according to the actual situation.

3.3           The Parties agree that the Services Fee shall be paid according to the following provisions:

3.3.1        Party A shall make monthly payment of fixed Services Fee to Party B. Party A shall pay the amount of fixed Services Fee set out in the Section 3.1.1 hereof to Party B no later than the tenth (10th) business day of each calendar month;

3.3.2        Party A shall pay the performance bonus yearly. Upon the ending of each financial year of Party A, the Parties shall confirm the pretax income of Party A for such financial year based on the audit report issued by a PRC registered accounting firm recognized by the Parties, to calculate and verify the specific amount of the performance bonus to be paid by Party A. Party A shall pay such performance bonus to Party B within fifteen (15) business days following the issuance of above mentioned audit report. Party A undertakes to Party B that it will provide all necessary materials and assistance to the above mentioned accounting firm, and procure it to complete and issue to the Parties the audit report for the previous financial year within thirty (30) business days upon the ending of previous financial year.

3.3.3        The payment of Services Fee mentioned in above Section 3.1.3 shall be additionally agreed upon between the Parties.

3.4           Party A shall according to the provisions in this Article transfer all the Services Fee to the bank account designated by Party B. Party B shall give a written notice to Party A in advance of seven (7) business days on the change of its bank account.

3.5           The Parties agree that, in principle, the payment of above mentioned Services Fee shall not cause any difficulty to either Party’s operation for that year. For such purpose, Party B may agree Party A to postpone the payment of Services Fee, or upon the mutual agreement by the Parties through negotiation, to adjust in writing the fee calculation percentage and/or the specific amount of Services Fee payable by Party A to Party B specified in above Section 3.1.

3.6           The Services Fee payable by Party A to Party B set forth in above Section 3.1.3 shall be additionally confirmed in writing by the Parties based on the nature of Services as well as the workload.

4.             PARTY A’S OBLIGATIONS

4.1           The Services to be provided by Party B is exclusive. During the term of this Agreement, without Party B’s prior written notice, Party A shall not enter into any agreement with any third party, or in other ways accept any services provided by any third party same with or similar to the Services provided by Party B.

4.2           Party A shall submit to Party B its Annual Business Plan for the next calendar year before November 30 of each calendar year, to facilitate Party B in preparing corresponding plan for providing Services, and adding new necessary software, Equipment, personnel and technical service capacity. In the event that Party A needs Party B to add new Equipment or personnel within a short period of time, Party A shall start the negotiations with Party B in advance of fifteen (15) days to reach consensus regarding it with Party B.

4.3           For purpose of facilitating Party B to provide the Services, Party A shall timely provide related materials required by Party B according to its requirement.

4.4           Party A shall make timely and full payment of the Services Fee to Party B in accordance with the Article 3 hereof.

4.5           Party A shall maintain its good standing and presence, develop its business, and make effort to realize the income maximization.

4.6           During the term of this Agreement, Party A agrees to cooperate with Party B and Party B’s parent company (including direct and indirect) regarding the audit on affiliated transactions and other audits, to provide related information and materials about Party A’s business, operation, customers, finance and employees to Party B, its parent company or its authorized auditor, and agrees that Party B’s parent company may disclose such related information and materials for purpose of satisfying the regulatory requirements of the jurisdiction where Party B’s parent company is listed.

5.             INTELLECTUAL PROPERTY

5.1           The intellectual property originally belong to or obtained during the term hereof by Party B, including the intellectual property associated with the work made for hire in course of provision of Services are owned by Party B.

5.2           Considering that the development of Party A’s Business is based on the Services provided by Party B under this Agreement, Party A agrees upon the following arrangement regarding the Business Related Technology developed by Party A based on Services:

(1)           In the event that the Business Related Technology is further developed and obtained by Party A under the authorization of Party B, or obtained from the mutual development of Party A and Party B, the title to such Business Related Technology and related patent application right belong to Party B.

(2)           In the event that the Business Related Technology is solely developed and obtained by Party A, then the title to such Business Related Technology is owned by Party A, on condition that (i) Party A has timely provided detailed information about such technology to Party B and required Party B to provide related materials; (ii) if Party A intends to grant the license to use or transfer such technology, Party A shall give the priority to Party B to be transferred such technology or exclusively granted the license to use such technology, subject to compulsory provisions of Laws, and Party B may use such Business Related Technology within the scope of transfer or license by Party A (however Party B has the discretion to decide whether to accept such transfer or grant of license); only when Party B waives the priority to purchase such Business Related Technology or the exclusive right to use such Business Related Technology, Party A may transfer such Business Related Technology to any third party or grant the license to any third party to use such Business Related Technology under the conditions no more favorable than conditions offered to Party B (including without limitation, the transfer price or royalty), and shall also ensure above mentioned third party to fully comply with and perform the obligations of Party A under this Agreement; (iii) except for the circumstances specified in above paragraph (ii), during the term of this Agreement, Party B is entitled to request to purchase such Business Related Technology at the lowest price allowed by then prevailing Laws, and Party A shall agree upon Party B’s purchase request subject to compulsory provisions of Laws.

5.3           If Party B is granted the license to exclusively use the Business Related Technology in accordance with above paragraph (2) of Section 5.2, then the license shall be granted pursuant to the following provisions:

(1)           the term of license shall not be less than five (5) years (starting from the effective date of related license agreement);

(2)           the scope of license shall be determined as wide as possible;

(3)           during the term of license and within the scope of license, any other party (including Party A) except for Party B shall not use, or license any other person to use, the Business Related Technology in any way;

(4)           Party B is entitled to grant the license to its subsidiaries, affiliates or any third party to use such Business Related Technology during the term of license and within the scope of license;

(5)           upon the expiry of the term of license, Party B is entitled to request to renew the license agreement and Party A shall provide consent regarding it, provided that upon renewal the terms of the license agreement shall remain unchanged except for the issues required to be changed by Party B.

5.4           Notwithstanding the provisions of above paragraph (2) of Section 5.2, the patent application with respect to any Business Related Technology shall comply with the following provisions:

(1)           if Party A intends to apply for patent with respect to any Business Related Technology mentioned in paragraph (2) of Section 5.2, it shall obtain the written consent from Party B in advance.

(2)           only when Party B waives the right to apply for patent regarding any Business Related Technology, Party A may proceed with patent application regarding Business Related Technology or transfer such application right to any third party. When transferring such patent application right to any third party, Party A shall ensure such third party to fully comply with and perform the obligations of Party A under this Agreement under the conditions no more favorable than conditions offered to Party B  in accordance with paragraph (3) of Section 5.4 (including without limitation, the transfer price).

(3)           throughout the term of this Agreement, Party B may at any time request Party A to file the patent application regarding any Business Related Technology, and has the discretion to decide to purchase such application right. Once Party B requests so, Party shall transfer such application right to Party B at the lowest price allowed by then prevailing Laws, subject to compulsory provisions of Laws; Party B will holds the legal title to such patent after being transferred such application right and obtaining related patent upon filing related patent application.

5.5           Each Party warrants to the other Party it will indemnify the other Party for any and all economic losses caused by the infringement of any other party’s intellectual properties (including copyright, trademark, patent and know-how) by it.

6.             CONFIDENTIALITY

6.1           During the term of this Agreement, all the customer information and any other related materials in relation to Party A’s Business and the Services provided by Party B (“Customer Information”) are be jointly owned by the Parties.

6.2           No matter whether this Agreement is terminated or not, each Party shall keep strictly confidential all the business secrets, proprietary information, client’s information and any other confidential information of any other Parties obtained by it during the conclusion and performance of this Agreement (“Confidential Information”). Unless the Confidential Information is to be disclosed to any third party with the written consent from the information disclosing Party, or as required by related laws or regulations, or as required by the jurisdiction where either Party or its affiliate is listed, the receiving Party should not disclose any Confidential Information to any third party. The receiving Party should not directly or indirectly use any Confidential Information for any purpose other than for performance of this Agreement.

6.3           The following information does not fall into the scope of Confidential Information:

(a)           any information which has been previously known to the receiving Party by legal means, which is supported by written evidence;

(b)           any information which has been known to the public not due to the receiving Party’s default; or

(c)           any information duly obtained by the receiving Party by other means after obtaining any information.

6.4           The receiving Party may disclose the Confidential Information to its related employees, agents, or professionals engaged by it, however provided that, it shall ensure the above mentioned personnel to comply with related terms and conditions herein, and shall assume the liability which might arises from the breach of related terms and conditions herein by such personnel.

6.5           Notwithstanding any other provisions herein, this Section survives the termination of this Agreement.

7.             PARTY A’S REPRESENTATIONS AND WARRANTIES

Party A represents and warrants to Party B as follows:

7.1           It is a company with limited liabilities duly incorporated and validly existing under Laws, is an independent legal person, has complete and independent legal status, and is capable to execute, deliver and perform this Agreement and named as an independent party in any lawsuits.

7.2           It has the full power and authority to sign and deliver this Agreement and any other document in relation to this subject matter hereof and requiring the signature of it, as well as the full power and authority for completion of the subject matter hereof. This Agreement has been duly and appropriately signed and delivered by it. This Agreement constitute legal obligations binding upon it and is enforceable against it in accordance with the provisions hereof.

7.3           As of the effectiveness of this Agreement it owns the complete business license necessary for its operation, and has full right and quality to operate inside the PRC the Party A’s Business which it is currently engaged in.

7.4           It will provide to Party B the financial statements for each quarter and the budget plan for next quarter within fifteen (15) business days following the ending of each quarter, as well as the financial statements for each year and the budget plan for next year within thirty (30) business days following the ending of each year.

7.5           It will timely inform Party B of any event which may possibly have any material adverse effect on Party A’s Business or operation, and will make every possible effort to prevent the occurrence of such event and/or deterioration of losses.

7.6           Without written consent from Party B, Party A will not dispose of Party A’s material assets in any way, nor change the existing shareholding structure of Party A.

7.7           Once given the written requirement from Party B, it will, in the way allowed by then prevailing Laws, create security over all of its then valid account receivables and/or other assets under its legal ownership for disposal by it, for performance of its payment obligation of it specified in Section 3 of this Agreement.

7.8           It will indemnify and hold harmless Party B against any and all actual and potential losses incurred by Party B in connection with the provision of Services hereunder, including without limitation, any losses caused by any litigation, recourse, arbitration or claim initiated by any third party against it or any administrative investigation punishment by any governmental bodies, except for those caused by the willful or serious misconduct of Party B.

8.             PARTY B’S REPRESENTATIONS AND WARRANTIES

Party A represents and warrants to Party B as follows:

8.1           It is a company with limited liabilities duly incorporated and validly existing under Laws, is an independent legal person, has complete and independent legal status, and is capable to execute, deliver and perform this Agreement and named as an independent party in any lawsuits.

8.2           It has the full power and authority to sign and deliver this Agreement and any other document in relation to this subject matter hereof and requiring the signature of it, as well as the full power and authority for completion of the subject matter hereof. This Agreement has been duly and appropriately signed and delivered by it. This Agreement constitute legal obligations binding upon it and is enforceable against it in accordance with the provisions hereof.

9.             TERM

9.1           This Agreement becomes effective upon being signed by the Parties with a valid term of twenty (20) years, unless is early terminated by the agreement between the Parties in writing. This Agreement will be extended automatically thereafter in one-year increments unless Party B provides written notice thirty (30) days prior to the expiry of this Agreement to Party A that this Agreement will not be extended.

9.2           Each Party shall complete the approval and registration formalities for extension of its business term three (3) months before the expiry of its term of business, to endure the validity of this Agreement.

9.3           The obligations of both Parties set forth in Section 6 survive the termination of this Agreement.

10.          NOTICES

10.1         Any notice, request, requirement and any other correspondence required by or made in accordance with this Agreement shall be delivered to the recipient in writing.

10.2         Any of such notices or other communications will be deemed duly given, if by facsimile or telex, upon its transmission; if by person, upon its delivery; if by post, five (5) days after it is deposited with the post.

11.          BREACH LIABILITIES

11.1         Each Party agrees and confirms that, if either Party (“Breaching Party”) substantially breaches any provision herein, or substantially fail or delay in the performance of any obligation of it hereunder, then such Party has constituted the default under this Agreement (“Default”), and any other non-breaching Party has the right to require the Breaching Party to correct or cure such Default within a reasonable period. Should the Breaching Party does not correct or cure such Default within the reasonable period or ten (10) days after the non-breaching Party sends the written notice to require it to take any corrective or curing measures, then the non-breaching Party has the discretion to decide (1) to terminate this Agreement and require the Breaching Party to indemnify it for all the losses; or (2) require the compulsory performance of the obligations of the Breaching Party under this Agreement, and require the Breaching Party to indemnify it for all the losses.

11.2         Notwithstanding the provision of above Section 11.1, the Parties agree and confirm that, under no circumstance Party A may terminate this Agreement with any excuse, unless otherwise provided by Laws or this Agreement.

11.3         Unless otherwise specified by this Agreement, this Section survives the termination of this Agreement.

12.          FORCE MAJEURE

Where either Party fails to perform or perform in accordance with agreed conditions directly due to earthquake, typhoon, fire, flood, war, computer virus, bug in application software, internet hacker, change in policies or Laws, or any other unforeseeable or unavoidable events, such affected Party shall promptly serve a notice to the other Party by facsimile, and provide detailed information about such force majeure event with the supporting documents evidencing its failure in or delay in performance of its obligations hereunder within thirty (30) days, issued by the notary institution where the force majeure event occurs. The Parties shall determine by negotiation whether the performance of this Agreement shall be fully or partially waived or delayed, according to the extent of effect of such force majeure on the performance of this Agreement. Neither Party shall be held liable for the economic losses caused to the other Party by such force majeure event.

13.          MISCELLANEOUS

13.1         This Agreement is written in Chinese in two (2) original copies, each Party holding one (1) copy.

13.2         The conclusion, effectiveness, performance, amendment, interpretation or termination of this Agreement shall be governed by laws of the PRC.

13.3         Any dispute arising from or in connection with this Agreement shall be firstly solved among the Parties through negotiations. If no consensus is reached by the Parties within thirty (30) days after the dispute arises, the dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shanghai. The arbitral award is final and binding upon the Parties.

13.4         None of the rights, powers and remedies available to any Party under any provision of this Agreement will exclude any other rights, powers or remedies available to such Party at laws or under any other provisions of this Agreement, and the exercise of any of its rights, powers and remedies by any Party will not prevent the exercise of any other rights, powers, and remedies available to such Party.

13.5         Failure or delay to exercise any rights, powers and remedies available to any Party (“Such Party’s Rights”) under this Agreement or laws will not operate as its waiver of Such Party’s Rights; and single or partial waiver of Such Party’s Rights will not prevent the exercise of Such Party’s Rights in any other manners or the exercise of other Such Party’s Rights.

13.6         The headings in this Agreement are for convenience only and will not operate to construct or affect the construction of the provisions of this Agreement.

13.7         Each of the provisions under this Agreement is severable.  If any one or more provisions of this Agreement are held invalid, illegal or unenforceable, it will not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

13.8         And amendment or supplemental to this Agreement shall be made in writing, and becomes effective upon being duly signed by the Parties.

13.9         Without the prior written consent from the other Party, neither Party shall transfer any right and/or obligation of it hereunder to any third party, unless otherwise specified herein.

13.10       This Agreement is binding upon the lawful successors of the Parties hereto.

13.11       This Agreement constitute the integral agreement between the Parties with respect to the subject matters of this Agreement, and supersedes all the previous oral and written agreements, contracts, understandings and communications between the Parties with respect to the subject matters of this Agreement.

(remaining left blank)

(signature page)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and at the place first written herein.

Party A:

By:	/s/ Legal Representative (company seal)

Entity:	Shanghai New E-Media Advertising Co., Ltd.

Party B:

By:	/s/ Legal Representative (company seal)

Entity:	Kendall (Shanghai) Technology Development Co., Ltd.